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                                                                   EXHIBIT 10.1

                               FOURTH AMENDMENT TO
                                 LOAN AGREEMENT



THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Fourth Amendment") dated as of April 1, 1997, is made and entered into by and between QUIKSILVER, INC., a Delaware Corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank").


                                    RECITALS:

A. Borrower and Bank are parties to that certain Loan Agreement dated April 30, 1996 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower and amendments thereto dated September 5, 1996, October 22, 1996 and November 29, 1996.

B. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this Fourth Amendment.


                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. AMENDMENTS TO THE AGREEMENT.

         (a) Section 1.1.2 of the Agreement is hereby added in its entirety as follows:

"1.1.2 THE REVOLVING LOAN B. Bank will loan to Borrower an amount not to exceed Four Million Dollars ($4,000,000) outstanding in the aggregate at any one time (the "Revolving Loan B"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan B in amounts of not less than Fifty Thousand Dollars ($50,000) in accordance with the terms of the Revolving Note B. All borrowings of the revolving Loan B must be made before July 1, 1997 at which time all unpaid principal and interest of the Revolving Loan B shall be due and payable. The Revolving Loan B shall be evidenced by a promissory note (the "Revolving Note B") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan B outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed."




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3. EFFECTIVENESS OF THE FOURTH AMENDMENT. This Fourth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

         (a) This Fourth Amendment, duly executed by Borrower;

         (b) The Promissory Note, duly executed by Borrower;

         (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. RATIFICATION. Except as specifically amended herein above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

         (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

         (b) The execution, delivery and performance of the Fourth Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

         (c) No event has occurred and is continuing or would result from this Fourth Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. GOVERNING LAW. This Fourth Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. COUNTERPARTS. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.




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WITNESS the due execution hereof as of the date first above written.


QUIKSILVER, INC.                       UNION BANK OF CALIFORNIA, N.A.



/s/ Robert B. McKnight, Jr.            /s/ Rita Dailey
-----------------------                ------------------------
Robert B. McKnight, Jr.                Rita Dailey
Chief Executive Officer                Vice President



/s/ Steven L. Brink                    s/s John A. Utz
-----------------------                ------------------------
Steven L. Brink                        John A. Utz
Chief Financial Officer                Assistant Vice President




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